UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2022

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1350 East Arapaho Road, Suite #230, Richardson, Texas 75081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

1401 Capital Avenue, Suite B, Plano, Texas 75074

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 9, 2022, NuZee, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of November 2, 2022, the record date for the Special Meeting, 23,668,017 shares of the Company’s common stock, par value $0.00001 per share were outstanding and entitled to vote. A quorum of outstanding votes entitled to be cast were present by virtual attendance or represented by proxy at the Special Meeting. The final results for each of the matters submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal One – Amendment of Articles of Incorporation to Effect a Reverse Stock Split

Votes For:	14,864,742

Votes Against:	352,547

Abstain:	7,478

Proposal Two – Amendment of Articles of Incorporation to Reincorporate the “Additional Articles”

Votes For:	8,709,661

Votes Against:	102,457

Abstain:	23,012

Broker Non-Votes:	6,389,637

Proposal Three – Adjournment of Special Meeting to a Later Date or Dates to Solicit Additional Proxies if Necessary

Votes For:	14,378,753

Votes Against:	836,050

Abstain:	9,964

Although Proposal Two did not have sufficient votes to pass, the Company’s Board of Directors determined not to move to adjourn the meeting to a later date to solicit additional votes in favor of this proposal.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: December 12, 2022	By:	/s/ Patrick Shearer
	Name:	Patrick Shearer
	Title:	Chief Financial Officer